Exhibit 5.1
Sidley Austin Brown & Wood llp

beijing	Bank One Plaza	los angeles
brussels	10 S. Dearborn Street	new york
chicago	Chicago, Illinois 60603	san francisco
dallas	Telephone 312 853 7000	shanghai
geneva	Facsimile 312 853 7036	singapore
hong kong london	www.sidley.com	tokyo washington, d.c.
Founded 1866
September 23, 2005
West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Re:	West Corporation Registration Statement on Form S-3 (SEC File No. 333-127965) 10,000,000 Shares of Common Stock
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-3 (SEC File No. 333-127965) filed by West Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 3 thereto being filed by the Company with the SEC under the Securities Act (as so amended, the “Registration Statement”), relating to the registration of 10,000,000 shares of the Company’s Common Stock, par value $0.01 per share, held by Gary L. West and Mary E. West (the “Secondary Shares”).
          We are familiar with the proceedings to date with respect to the proposed sale of the Secondary Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter.
          Based on the foregoing, we are of the opinion that:
          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.
sidley austin brown & wood llp is a limited liability partnership practicing in affiliation with other sidley austin brown & wood partnerships

Sidley Austin Brown & Wood llp	Chicago
West Corporation
September 23, 2005

          2. Each Secondary Share has been legally issued and is fully paid and nonassessable.
          We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Secondary Shares.

Sidley Austin Brown & Wood llp	Chicago
West Corporation
September 23, 2005

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP